    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

            TEXAS                                              52-2103926
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

2121 SAN JACINTO STREET, SUITE 2200
         DALLAS, TEXAS                                          75201-7906
     (Address of Principal                                      (Zip Code)
      Executive Offices)

                           CLARK/BARDES HOLDINGS, INC.
                             1998 STOCK OPTION PLAN
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                  W.T. WAMBERG
                              CHAIRMAN OF THE BOARD
                          2121 SAN JACINTO, SUITE 2200
                            DALLAS, TEXAS 75201-7906
                     (Name and address of agent for service)

                                 (214) 871-8717
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF SECURITIES                AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                 REGISTERED(1)        PER SHARE(2)           PRICE(2)              FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                 2,300,000        $4.80, $7.00, $9.00
                                                                     $16.12            $31,411,441.13        $8,732.38
==============================================================================================================================
Series A Junior Participating
Preferred Stock Purchase Rights               2,300,000                --                    --                   --
==============================================================================================================================

(1) Of the amount to be registered, 2,300,000 shares are issuable upon exercise of options available for grant under the Plans. Pursuant to Rule 416, this registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plans.

(2) Options for 140,830 shares of Common Stock have an exercise price of $4.80. Options for 150,000 shares of Common Stock have an exercise price of $7.00. Options for 380,689 shares of Common Stock have an exercise price of $9.00. Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the remaining Common Stock to be registered hereunder has been estimated at $16.125, which amount represents the average of the high and low sales prices of the Common Stock of Clark/Bardes Holdings, Inc. on November 24, 1998, as reported by the Nasdaq National Market.

(3) One Preferred Stock Purchase Right will be issued with each share of Common Stock. As no additional consideration will be received for the Preferred Stock Purchase Rights, no registration fee is required with respect to them under Rule 457(i).
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this Registration Statement will be sent or given to directors, officers, consultants, advisors and employees of Clark/Bardes Holdings, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's latest prospectus (the "Final Prospectus"), filed August 20, 1998, filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act, which prospectus contains audited financial statements for the fiscal year ended December 31, 1997.

         (2) The Company's Current Report on Form 8-K, filed on October 2, 1998, and Form 8-A filed on August 10, 1998.

         (3) The Company's Quarterly Report on Form 10-Q, filed on November 16, 1998, for the quarterly period ended September 30, 1998.

         (4) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (No. 333-56799) filed with the Commission on June 15, 1998, as amended by Amendment No. 1 thereto filed with the Commission on July 27, 1998, Amendment No. 2 thereto filed with the Commission on August 11, 1998, Amendment No. 3 thereto filed with the Commission on August 14, 1998, Amendment No. 4 thereto filed with the Commission on August 17, 1998, Amendment No. 5 thereto filed with the Commission on August 19, 1998, and the Final Prospectus.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that The Company shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     The Company's Bylaws provide for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

     Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. The Company's directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     In addition to the exhibits filed or incorporated by reference, the following documents are filed as exhibits to this Registration Statement:

         EXHIBIT
         NUMBER     DESCRIPTION OF EXHIBITS

         4.7        Form of 1998 Non-Employee Director Stock Option Plan of the
                    Company.

         5.1        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         23.1       Consent of Ernst & Young LLP.

         23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

         23.3       Consent of Lane Gorman Trubitt, L.L.P.

         24.1       Power of Attorney (included on the signature page hereto).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on December 1, 1998.

                                      CLARK/BARDES HOLDINGS, INC.

                                      By:  /s/ MELVIN G. TODD
                                         ---------------------------------------
                                           Melvin G. Todd
                                           President and Chief Executive Officer

     The undersigned directors and officers of Clark/Bardes Holdings, Inc. hereby constitute and appoint Melvin G. Todd and Thomas M. Pyra, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 1, 1998.

Signature                           Title


/s/ W.T. WAMBERG                    Chairman of the Board and Director
---------------------------------
W.T. Wamberg


/s/ MELVIN G. TODD                  President and Chief Executive Officer
---------------------------------   (Principal Executive Officer)
Melvin G. Todd                      and Director


/s/ THOMAS M. PYRA                  Chief Financial Officer
---------------------------------   (Principal Financial and Accounting Officer)
Thomas M. Pyra



/s/ LAWRENCE H. HENDRICKSON         Director
---------------------------------
Lawrence H. Hendrickson


/s/ RANDOLPH A. POHLMAN             Director
---------------------------------
Randolph A. Pohlman


/s/ L. WILLIAM SEIDMAN              Director
---------------------------------
L. William Seidman


/s/ GEORGE D. DALTON                Director
---------------------------------
George D. Dalton

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
-------             -----------------------
4.1                 Specimen Certificate for shares of Common Stock, $0.01 par value, of the Company, incorporated herein by reference to
                    Exhibit 4.1 to the Company's Amendment No. 1 to Form S-1
                    (No. 333-56799) filed with the Commission on July 27, 1998.

4.2 Certificate of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to the Company's
                    Registration Statement on Form S-1 (No. 333-56799) filed with the Commission on July 12, 1998.

4.3                 Bylaws of the Company, incorporated by reference to Exhibit
                    3.2 to the Company's Registration Statement on Form S-1 (No.
                    333-56799) filed with the Commission on July 12, 1998.

4.4 Rights Agreement, by and between the Company and The Bank of New York, dated as of July 10, 1998, incorporated herein by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q filed with the Commission on November 16, 1998.

4.5 1998 Stock Option Plan of the Company, incorporated herein by reference to Exhibit 10.1 to the Company's Amendment No.
                    2 to Form S-1 (No. 333-56799) filed with the Commission on
                    August 11, 1998.

4.6 Employee Stock Purchase Plan of the Company, incorporated herein by reference to Exhibit 10.29 to the Company's
                    Amendment No. 1 to Form S-1 (No. 333-56799) filed with the
                    Commission on July 27, 1998.

4.7*                Form of 1998 Non-Employee Director Stock Option Plan of the
                    Company.

5.1*                Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*               Consent of Ernst & Young LLP.

23.2*               Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    (included in Exhibit 5.1).

23.3*               Consent of Lane Gorman Trubitt, L.L.P.

24.1*               Power of Attorney (included on the signature page hereto).

--------------------

*   Filed herewith